Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(4,414,830)
Unrealized Gain (Loss) on Market Value of Futures	9,412,607
Interest Income	935
Total Income (Loss)	$4,998,712

Expenses
Investment Advisory Fee	$32,059
Brokerage Commissions	5,279
NYMEX License Fee	1,240
SEC & FINRA Registration Expense	700
Non-interested Directors' Fees and Expenses	273
Prepaid Insurance Expense	114
Other Expenses	42,000
Total Expenses	81,665
Expense Waiver	(33,985)
Net Expenses	$47,680
Net Gain (Loss)	$4,951,032

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$67,376,318
Net Gain (Loss)	4,951,032

Net Asset Value End of Period	$72,327,350
Net Asset Value Per Unit (2,000,000 Units)	$36.16

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502